UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2020
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

To the extent that the information set forth under Item 2.05 of this Current Report on Form 8-K constitutes disclosure of material non-public information regarding the results of operations of Harley-Davidson, Inc. (the “Company”) for the Company’s second quarter of 2020, such information is hereby incorporated by reference in response to this Item.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 9, 2020, the Company announced to employees a workforce restructuring plan to reset its global operating model to create a leaner, more nimble organization as part of the Company’s previously disclosed intention to take a set of actions that it refers to as “The Rewire”. Through this workforce restructuring, which the Company approved on June 28, 2020, the Company will eliminate approximately 700 positions globally, impacting approximately 500 current employees. Earlier in the Company’s second quarter of 2020, the Company had approved other restructuring activities associated with The Rewire, including the termination of certain contracts.

As a result of actions approved through June 28, 2020, the Company expects to incur restructuring charges for one-time termination benefits of approximately $30 million, accelerated depreciation of approximately $5 million and contract termination and other costs of approximately $15 million through 2020, or total restructuring charges of $50 million, including approximately $42 million in its second quarter, of which approximately 90% will be cash charges. The Company expects to complete The Rewire activities approved through June 28, 2020 by December 31, 2020. Actions associated with The Rewire are expected to continue through the end of 2020, some of which are likely to result in additional restructuring charges in 2021. The Company will provide more information when the Company announces its earnings for the second quarter of 2020.

Cautionary Note Regarding Forward-Looking Statements

The Company intends that certain matters discussed in this Current Report on Form 8-K are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statements will include words such as the Company "believes," "anticipates," "expects," "plans," "may," "will," "estimates," "likely" or words of similar meaning. Similarly, statements that describe or refer to future expectations, future plans, strategies, objectives, outlooks, targets, guidance, commitments, or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially, unfavorably or favorably, from those anticipated as of the date of this report. Certain of such risks and uncertainties are described below. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press report are only made as of the date of this report, and the Company disclaims any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, uncertainties regarding the Company’s ability to effectively execute the Company’s restructuring activities within expected costs and timing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

John A. Olin will be leaving his role as Senior Vice President and Chief Financial Officer of the Company effective immediately. Mr. Olin served the Company for approximately 17 years. As Mr. Olin moves on to his next professional ventures, the Company wishes him well with our gratitude and respect for his many contributions during his time with the Company.

Darrell Thomas, 60, Vice President and Treasurer of the Company, will become Interim Chief Financial Officer of the Company, effective immediately, in addition to maintaining his duties as Treasurer of the Company. Mr. Thomas has been in his current position since 2010.

The Human Resources Committee of the Board of Directors of the Company has approved compensation for Mr. Thomas that is commensurate with his additional duties as Interim Chief Financial Officer. That compensation will include without limitation eligibility for a $150,000 bonus to vest and become payable if, between three and six months from July 9, 2020, the Company hires a new chief financial officer, and such $150,000 bonus would be prorated if the Company hires a new chief financial officer before October 9, 2020.

The Company is executing a search for an individual to fill this leadership role.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits
EXHIBIT INDEX

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: July 9, 2020	/s/ Paul J. Krause
Paul J. Krause
Secretary